Prospectus Supplement (Sales Report) No. 10 dated December 23, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 360185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360185	$10,225	$10,225	11.26%	1.00%	December 17, 2008	December 16, 2011	December 16, 2012	$2,300

                This series of Notes was issued upon closing and funding of member loan 360185. Member loan 360185 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	1.73%
Length of employment:	n/a	Location:	Plano, TX

Home town:	Dallas
Current & past employers:
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Currently work for an accounting firm but want to pursue my dream of becoming a professional pilot. Thanks for your help.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,044.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you already have your private pilot's license?	I am about 8 hours short of the private license. I am trying to pay as I go. I will be jumping straight into instrument hopefully in the next few weeks.

Member Payment Dependent Notes Series 365040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365040	$3,250	$3,250	16.00%	1.00%	December 17, 2008	December 22, 2011	December 22, 2012	$275

                This series of Notes was issued upon closing and funding of member loan 365040. Member loan 365040 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Kasky Insurance	Debt-to-income ratio:	20.20%
Length of employment:	5 years	Location:	Pittsburgh, PA

Home town:	Mt Lebanon
Current & past employers:	Kasky Insurance
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

I have a year and a half left at an Ivy Legue school where I am studying Business Management. Private lenders are only offering loans at extremely high rates and I really don't want to pay 13-14% interest. I work and live at home so I hardly have any expenses and most of my federal education loans are deferred but I can't don't make enough to pay for each semester up font.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,748.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You don't want to pay 13% interest to private lenders but you will pay 16% interest to lending club lenders?	Well, I actually decided to pick up an extra class this semester so the interest rate isn't as important as me getting enough funding to complete the semester.

Member Payment Dependent Notes Series 366109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366109	$2,100	$2,100	12.21%	1.00%	December 17, 2008	December 24, 2011	December 24, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366109. Member loan 366109 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Accounting/Financial Advisory Firm	Debt-to-income ratio:	19.68%
Length of employment:	1 year 6 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Accounting/Financial Advisory Firm
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

I'm a 21 year old full-time student and a part-time worker. I will complete my degree in accounting and sit for the CPA exam in June of 2009. I'm taking a total of 7 courses per term and I need this loan in order to buy books, get to and from work and school, and cover other miscellaneous expenses here and there. Even now while interning part-time at an accounting/financial advisory firm, I'm more than able to pay the monthly installments on this loan, so those who are considering funding this loan need not worry. I know the value of money and would truly appreciate the help.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$603.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366292	$12,000	$12,000	15.68%	1.00%	December 17, 2008	December 15, 2011	December 15, 2012	$6,300

                This series of Notes was issued upon closing and funding of member loan 366292. Member loan 366292 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Nike	Debt-to-income ratio:	22.68%
Length of employment:	4 years 4 months	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Nike, AffiliateDiamond.net, GAP
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I am currently part owner of an online affiliate marketing program AffiliateDiamond.com. We are looking to expand our services to offer Online-tutoring using certified teachers to help students online. Below is a brief synopsis of what we are offering: TutoringOne.com is a organization that provides on-line tutorial services to upper elementary, middle and high school students. Created in 2008, TutoringOne is an exciting and innovative method of providing academic tutoring in the home of every student. Utilizing the power and reach of the Internet, TutoringOne strategically provides a comprehensive program, which successfully supports the academic future of all students. TutoringOne offers: " One-on-One Tutoring " 24hr Easy Access " Certificated Teachers and College Experts " Cost Effective Personal and Educational Agency Subscriptions " Virtual Subject-Matter Conference Classrooms " Interactive WebChat Tutoring " Parental Information Components " Teacher Employment Opportunities Today, TutoringOne is a leader in the next generation of innovative education techniques that will improve student achievement and potential for global success. TutoringOne is staffed by ?highly qualified teachers? and college experts or graduates who provide live services 24 hours a day. Teachers are specifically qualified to teach high school core academic subject areas, especially in the areas of mathematics and science. In addition, services are available for students with disabilities and second language learners. Revenue will be generated by state funding (SES & Title 1 School Choice Programs), Individual School sites and School District contracts (5 contracts have already been negotiated) and online advertising from .EDU based learning programs (i.e SAT prep courses, Sylvan Learning Centers, University of Phoenix, etc etc). We need $15,000 to develop and deploy the website code and the other $15,000 will be used for other start up expenses (i.e Servers, Marketing Materials, Salaries, Legal fees, etc). This loan will be paid back with in 3 years, if not sooner. When looking at my revolving credit it may seem to be high, but $9,000 is a motorcycle payment on a Suzuki Credit Card and the motorcycle is currently being sold. If you have any questions or comments please feel free to ask and I will respond as soon as possible. Thank you

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,844.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I tried to look up AffiliateDiamond.com but with no luck. Have you purchased the name but not set up the site yet? are you affiliated with TutoringOne, what is the diff. between the two programs? Thanks.	It should be AffiliateDiamond.net not " .com". I apologize for the typo and it is being corrected. The AffiliateDiamond.net site is up and fully functional. I will be 51% owner for this new expansion AffiliateDiamond is planning. AffiliateDiamond.net is an affiliate site where publishers (people who own websites) can retain advertisers for their sites to generate monthly revenue. The difference is that TutoringOne will provide services for Schools and School Districts and not web publishers. TutoringOne itself will be the publisher. We will be using our advertising contacts from the .EDU-based programs we currently use, to generate the monthly advertising revenue, along with the revenue generated for providing our services to Schools and Schools districts. Sorry for the typo and I hope this clears up any confusion Thank you
Is TutoringOne.com a functional educational program? I could not find it as a functional website. If it is a functional program, how many schools does it hold a contract with?	TutoringOne.com is not functional yet. The server and database is being developed as we speak. This money will be used as start up capitol. We do currently have contracts set up with a 5 schools which will go into effect once the site is fully functional.

Member Payment Dependent Notes Series 366533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366533	$5,050	$5,050	12.21%	1.00%	December 17, 2008	December 16, 2011	December 16, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 366533. Member loan 366533 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Electronic Transaction Consultants	Debt-to-income ratio:	7.75%
Length of employment:	9 months	Location:	Dallas, TX

Home town:	Boulder
Current & past employers:	Electronic Transaction Consultants, Risk Sciences Group
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Request a $18,500 personal loan to refinance a credit card balance at a lower rate. Interested in a loan for $18,500 for debt consolidation. This is to pay off a credit card with a balance of $18,500, at a 17.99% APR. The balance came from several years of accumulated medical bills and auto repairs. I currently pay $600 to $800 per month toward the credit card and would like to retire the entire balance in 3 years. Monthly Gross Income: $5500.00 Monthly Net Income (after taxes and 10% 401(k) contribution): $3737.00 Current Monthly Expenses: Mortgage: $653.00 Auto: $426.00 Utilities/Phone/Cellular: $300.00 Insurance (auto and home): $120.00 All of my accounts are current (if open) or paid as agreed (if closed).

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366567	$5,575	$5,575	12.21%	1.00%	December 18, 2008	December 16, 2011	December 16, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 366567. Member loan 366567 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	After Hours Digital	Debt-to-income ratio:	9.59%
Length of employment:	5 years	Location:	Irvine, CA

Home town:	Irvine
Current & past employers:	After Hours Digital
Education:

This borrower member posted the following loan description, which has not been verified:

I am a certified independent Apple Technology Consultant who is referred by several local retail stores to companies in need of technical support (Apple employees can?t go to customer locations or troubleshoot third-party software or hardware.) I have been in business for five years and in related fields for ten more. My specialties include the maintenance of computer networks, internet access, and email systems; software and hardware troubleshooting; data backups; and data recovery from damaged hard drives. I also utilize the latest technology for remote troubleshooting and can take control of client computers within seconds of a request. I am very technically informed and receive daily several hundred confidential internal emails within the Apple Consultants Network that inform me of up-to-the-minute problems that other consultants are encountering at customer locations throughout the U.S. I also monitor a dozen third-party technical sites covering countless issues as they occur. For the last five years I have been going solo and have been too busy to take on new customers, but an opportunity has presented itself to take on someone with whom I?ve worked in the past who has the perfect technical expertise. Toward this end I?ve just purchased another cargo van (that I will turn into a mobile information technology center) and I?d started to buy equipment using some special-rate credit card offers when I realized that?as silly as this may sound, as I just signed up to be a lender?I can borrow at a better rate over a longer period of time from LendingClub.com. I still need to purchase a laptop, desktop, diagnostic software, hardware, communication equipment, storage racks for the van, switches, routers, and network cabling for inventory as well as certification classes for my new employee. I also read many local, regional, and international newspapers daily, uncovering gems like LendingClub.com and recently noticed they have a program to trade promissory notes with FolioFN.com?another brilliant investment vehicle. LendingClub.com is a great concept to allow the little guy (lender or borrower) to participate like the big guys.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366642	$5,100	$5,100	12.21%	1.00%	December 17, 2008	December 17, 2011	December 17, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 366642. Member loan 366642 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	MARLABS INC	Debt-to-income ratio:	11.64%
Length of employment:	3 years 8 months	Location:	PLAINSBORO, NJ

Home town:
Current & past employers:	MARLABS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: To pay off my high interest personnel loan and credit card payments I have the following loans open A) Bank of America Personnel loan $7500 (14.5%) B) credit card $3000 (14.25%) My financial situation: Working in and in the IT field for last 10 years I have annual income over $70K+Quarterly bonuses I have more than $1500 left monthly for my loan payments. I have paid my loans on time and never delayed any loan or bill payment. Credit Score: My Credit score in credit Karma is 715 Income: Monthly income: $4200(after tax) My monthly budget: Mortgage/rent: $944 Medical Insurance: $ deducted by company from quarterly bonus Car Insurance: $ 90 Car expenses: $ Loan Paid Off + $80 for Gas Utilities, Gas: $ 250 Phone, cable, internet: $ 133 Food, entertainment: $ 300 Credit cards and other loan payments: $ 201 for BAC loan EMI + $200 for credit card Other expenses: $ 100 --------------------------------------- Total monthly expenses: $ 2298 Left over from income $1902 I don?t have any problem paying around $400 for this loan with the left over amount. Thanks for your interest in My Listing and please do let me know if you have queries

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,142.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366733	$13,000	$13,000	14.42%	1.00%	December 18, 2008	December 17, 2011	December 17, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 366733. Member loan 366733 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	BILL MCCURLEY CHEVROLET INC	Debt-to-income ratio:	16.46%
Length of employment:	4 years 2 months	Location:	PASCO, WA

Home town:	Portland
Current & past employers:	BILL MCCURLEY CHEVROLET INC, Charter Communications
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

I would like to put all my dept at one place.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,400.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366783	$1,375	$1,375	12.21%	1.00%	December 18, 2008	December 18, 2011	December 18, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366783. Member loan 366783 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Quest Title Agency, Inc.	Debt-to-income ratio:	21.09%
Length of employment:	6 years 7 months	Location:	Nutley, NJ

Home town:	Kearny
Current & past employers:	Quest Title Agency, Inc.
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off 4 existing credits cards.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,361.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	30
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366874	$10,000	$10,000	15.68%	1.00%	December 17, 2008	December 18, 2011	December 18, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 366874. Member loan 366874 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	MRK Express Inc	Debt-to-income ratio:	7.03%
Length of employment:	3 years 2 months	Location:	Wheeling, IL

Home town:	Lomza
Current & past employers:	MRK Express Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I want to buy a used trailer(1 year old) for my trucking business. I'm self-employed, have one truck that I paid off about two months ago. Currently I'm renting a trailer from the company I'm leased to for 500$ a month. I can take the very same 500 I'm paying for renting and can pay on a loan to the investors here. My finances are as follow: Income: 5200$ a month (net income from truck) Expenses: 1200 - Condo pmt 600 - Car gas 750 - Food 185 - Utilities 145 - Cell phone & mobile internet ------------------------- 2320 - Left over As you can see I have a decent shovel to work with and I will have no problem paying it off. I have friends that tell me to wait 1 year and just pay cash for it, but I rather leave some interest here than let the company I lease to keep on taking from me.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	27
Revolving Credit Balance:	$31,590.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I do not see a payment for the $31,590.00 revolving credit balance. Am I missing something or reading something wrong?	The 31590.00 is a heloc, which is included in the mortgage payment. Very good question, I should have explained it in the description. Thanx.
What does the used trailer, you intend to buy, cost?	It's 15000, which is the amount I applied for originally but LC approved me for 10k only. I already have 5000 anyways, so this will work out anyhow. The trailer I'm looking at is a 2004 Trailmobile AddVantage.
were you planning on paying quickly or taking the 3 years?	I'm planning to pay for it in about 2 years or quicker

Member Payment Dependent Notes Series 366887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366887	$6,100	$6,100	11.26%	1.00%	December 19, 2008	December 18, 2011	December 18, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366887. Member loan 366887 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,658 / month
Current employer:	Sandia National Laboratories	Debt-to-income ratio:	15.02%
Length of employment:	21 years 8 months	Location:	Livermore, CA

Home town:
Current & past employers:	Sandia National Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

We own a performing arts studio that has been growing in student enrollment. We need to restructure our current facility and purchase additional teaching equipment to accommodate the increasing enrollments. This loan will be used to perform those improvements.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,165.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When was your business established?	Our business was established in 1995. It began with one instructor and a couple assistants. Over the next 10 years the enrollment grew, and 3 years ago we expanded into a larger facility. Since then the business has continued to grow and currently employs 7 instructors and an administrative assistant.

Member Payment Dependent Notes Series 366913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366913	$7,000	$7,000	14.42%	1.00%	December 18, 2008	December 19, 2011	December 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366913. Member loan 366913 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	15.25%
Length of employment:	8 years 1 month	Location:	Garden Grove, CA

Home town:	Manila
Current & past employers:	Bank of America Corp., Domino's Pizza
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Will be used to consolidate high interest credit cards

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,951.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366951	$19,200	$19,200	12.84%	1.00%	December 19, 2008	December 19, 2011	December 19, 2012	$50

                This series of Notes was issued upon closing and funding of member loan 366951. Member loan 366951 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	ROSNER CHEVROLET	Debt-to-income ratio:	20.21%
Length of employment:	5 years 10 months	Location:	SEBASTIAN, FL

Home town:	MONTERAY
Current & past employers:	ROSNER CHEVROLET
Education:

This borrower member posted the following loan description, which has not been verified:

HAVE TWO CREDIT CARDS , ONE WITH 7000 BAL AND ONE WITH 3400 BAL.. WANT TO PAY OFF AND CLOSE THEM AS INTEREST RATES ARE RISING AND THEY NEVER SEEM TO GO DOWN . CREDIT CARD DEBT WILL BE THE NEXT FINANCIAL CRISIS AND I WOULD LOVE TO GET OUT FROM UNDER THEM IF I CAN. WITH THE BALANCE I WOULD LIKE TO FINISH SOME HOME IMPROVEMENTS STARTED A FEW MONTHS BACK, WITH THE HOUSING MARKET IN SUCH AN UPROAR A HOME REFINANCE IS OUT OF THE QUESTION AS MY HOME IS NOW WORTH LESS THAN I OWE ON IT. WOULD LIKE TO FINISH TILE ON PATIO AND FRONT PORCH AND REPLACE KITCHEN CABINETS WITH GRANITE COUNTER TOPS

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,776.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	YES,WE DO A MONTHLY SPREAD SHEET.WE HAVE AN EMERGENCY FUND OF $500.00 BUT HARD TO NOT USE IT. WITH UNEXPECTED EXPENSES ALWAYS COMIG UP. HOPE TO INCREASE SAVINGS WITH THIS LOAN AS WE WILL PAY OF THE 2 CREDIT CARDS.

Member Payment Dependent Notes Series 366968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366968	$15,000	$15,000	16.95%	1.00%	December 19, 2008	December 19, 2011	December 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366968. Member loan 366968 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,112 / month
Current employer:	EMC Corp.	Debt-to-income ratio:	5.02%
Length of employment:	4 years 5 months	Location:	McKinney, TX

Home town:	Burlington, ONT
Current & past employers:	EMC Corp., Business Edge Solutions
Education:	Brock University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 3 credit cards and a unsecured loan into a single manageable payment.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts you owe on those 3 credit cards and at what percentage?	$3990 @ 13.99% $1275 @ 13.99% $551 @ 14.54% The big thorn in my side is my loan at 23% for which I still owe a little over $8800. I wanted to take the opportunity to consolidate my 3 cards and the loan to reduce my over all interest rate as well as to terminate the cards. I hope this helps your decision to fund my loan. Thanks
What are the payments that you are making now? It seems that the payments for this loan may be more than the total payments you are currently paying.	300 for my loan, 150 for one card, and I typically pay 100-150 to each of the other 2 cards. My current monthly on these 4 accounts is 550-600. My main goals are to... a) consolidate the payments to a single predictable loan payment as opposed to a revolving accounts b) close 2 of the 3 credit cards c) reduce the overall intrest rate I hope this helps you make a decision to fund my load request. Thank-you

Member Payment Dependent Notes Series 366989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366989	$15,000	$15,000	14.11%	1.00%	December 19, 2008	December 19, 2011	December 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366989. Member loan 366989 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,142 / month
Current employer:	City of Providence School Department	Debt-to-income ratio:	15.99%
Length of employment:	12 years 7 months	Location:	Warwick, RI

Home town:	new brunswick
Current & past employers:	City of Providence School Department, UPS Freight (current part time evening)
Education:	Community College of Rhode Island

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off excessive credit card debt. I have $50,000 in credit card debt that mostly accumulated from transfering balances. I have never been late on any payments and try to pay a little extra each month on my credit cards, but it seems almost impossible for the balances to come down. I applied for loans with conventional lenders and have been denied because of the high credit balances. I thought with my A+ repayment history and zero delinquencies, obtaining a debt consolidation loan would be much easier. I now realize that the amount of credit I have earned and used has had a great impact on lenders decisions. I am fortunate enough to have a full time and part time position with two very secure companies, so there is no doubt that I will repay the amount requested. As you look at my history you will see that I have never defaulted on any of my obligations. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,868.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367046	$4,150	$4,150	12.53%	1.00%	December 19, 2008	December 20, 2011	December 20, 2012	$50

                This series of Notes was issued upon closing and funding of member loan 367046. Member loan 367046 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	G and P Enterprises Inc. of NWA	Debt-to-income ratio:	22.70%
Length of employment:	6 months	Location:	Siloam Springs, AR

Home town:	Erie
Current & past employers:	G and P Enterprises Inc. of NWA, Rockline Industries, Inc.
Education:	University of Arkansas at Fayetteville

This borrower member posted the following loan description, which has not been verified:

Loan is required to buyout partner of G & P Enterprises Inc. of NWA. We specialize in the refurbishing and recycling of computer equipment for resale. In addition we provide other computer services such as repairs and database programming.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	69
Revolving Credit Balance:	$27,535.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your income rise as a result of the buyout, or will the buyout result in you having a larger equity stake in the company?	Type your answer here. Both. I will take control of all assets. Current sales levels cover expenses and 1/3 income. Income will rise as the result of the buyout as I will no longer be splitting computer services revenue.

Member Payment Dependent Notes Series 367056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367056	$8,000	$8,000	12.84%	1.00%	December 19, 2008	December 19, 2011	December 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367056. Member loan 367056 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ERA Besmatch RE	Debt-to-income ratio:	22.22%
Length of employment:	12 years 2 months	Location:	New York, NY

Home town:
Current & past employers:	ERA Besmatch RE, ERA Besmatch RE
Education:	City College of New York

This borrower member posted the following loan description, which has not been verified:

To complete a business project

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,391.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you intend to pay this off before 3 years?	Yes -- between 1-3 years

Member Payment Dependent Notes Series 367135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367135	$10,000	$10,000	8.00%	1.00%	December 19, 2008	December 20, 2011	December 20, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367135. Member loan 367135 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Williams Lea	Debt-to-income ratio:	23.01%
Length of employment:	2 years	Location:	Whittier, CA

Home town:	Edison
Current & past employers:	Williams Lea, Boston Consulting Group
Education:	Elon University, Chapman University

This borrower member posted the following loan description, which has not been verified:

I am currently re-paying a low APR, fixed rate student loan that I will be free of by 2011. I have two credit cards that total 10k that I would like to also pay down by 2011, so my family can be debt free and begin to finally save for a down payment on a home. However, fair deals from the credit cards I have apparently have vanished. The transaction fees seem to have lost their ceilings and the APRs aren't attractive. I do not wish to obtain any more credit cards. I want one bill, fixed rate, low APR with a set payment schedule. That quest has led me to Lending Club. Thank you.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,538.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the payments on the credit cards? and do you plan to destroy them once paid off?	We have two cards in repayment. They are each around $100/month. We pay well above the minimum payment - $200 each. Its not the payments so much as the interest rates that are killing us. We missed one payment (by a day) in like 6 years with these guys and they jacked us - up to 19% APR. I haggled with them to get it down to 12% But the whole affair left a bad taste in my mouth. Just looking for a fair shake, and credit cards are not the avenue for that, I've found. The cards have been on ice. Literally frozen. Old trick a friend taught me. You have to de-thaw them if you make the choice to use them. That way, you have to think about it. We will keep the credit lines open, however, to maintain a solid debt-to-credit ratio. Until we are debt free, that is. Thanks for the question. And a sincere thanks if you decide to fund me. Best regards!

Member Payment Dependent Notes Series 367150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367150	$5,000	$5,000	9.32%	1.00%	December 19, 2008	December 23, 2011	December 23, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367150. Member loan 367150 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	0.36%
Length of employment:	16 years	Location:	Dalzell, SC

Home town:	Bronx
Current & past employers:	U.S. Air Force, u.s. air force
Education:	Central Carolina Community College

This borrower member posted the following loan description, which has not been verified:

using loan to finance wheels and tire from super buy tires

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	32	Months Since Last Delinquency:	9
Revolving Credit Balance:	$49.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of tires are you buying?	most likey to be Yokahama Parada Spec X's 255/45/20 in the Front and 275/40/20 in the Rear

Member Payment Dependent Notes Series 367176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367176	$10,000	$10,000	12.21%	1.00%	December 22, 2008	December 20, 2011	December 20, 2012	$6,000

                This series of Notes was issued upon closing and funding of member loan 367176. Member loan 367176 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	10.76%
Length of employment:	9 years 6 months	Location:	Oklahoma City, OK

Home town:	Santa Maria
Current & past employers:	Northrop Grumman
Education:	Oklahoma City University

This borrower member posted the following loan description, which has not been verified:

This loan is to cover equipment for my Fruit Bouquet business. Items included are a walk-in cooler, 3 compartment sink, stainless work tables, food slicing equipment, chocolate temperers, racks, and furniture.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367218	$7,000	$7,000	11.89%	1.00%	December 23, 2008	December 22, 2011	December 22, 2012	$325

                This series of Notes was issued upon closing and funding of member loan 367218. Member loan 367218 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Cadforce	Debt-to-income ratio:	7.52%
Length of employment:	2 years 9 months	Location:	North Hills, CA

Home town:	Bulacan
Current & past employers:	Cadforce, Fred Devine Architect & Associates
Education:	Far Eastern University

This borrower member posted the following loan description, which has not been verified:

To be free from high interest rate credit card company's charging.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,856.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you have 7 inquiries in the last 6 months, can you explain? Do you have any recent loans or pending loans elsewhere?	co-signed my my son when he bought a new car. I have no recent or pending loan anywhere. thanks for asking.

Member Payment Dependent Notes Series 367224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367224	$9,000	$9,000	16.00%	1.00%	December 19, 2008	December 21, 2011	December 21, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367224. Member loan 367224 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Iandoli and Desai P.C.	Debt-to-income ratio:	15.75%
Length of employment:	1 year 9 months	Location:	Brighton, MA

Home town:	Asbury Park
Current & past employers:	Iandoli and Desai P.C., State Street Corp.
Education:	College of the Holy Cross

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: Hi all, I want a new loan for the purpose of paying off my other revolving lines of credit & having lower interest rate on payments. I currently have three credit cards ($8400, 4200, and $600 balances). I would like to consolidate these debts into one payment for convenience as well as to maximize APR once promotional rate expires on these accounts. My financial situation: I have a solid 9 year credit history with no negative marks. I opened my first credit card in college and unlike many students developed my credit history wisely. Post-graduation, of my 6 revolving balances, I've paid off my two student loans, and have 3 revolving credit cards, the highest balances being $8400 most of which consists of a purchase and auto repairs for a car I no longer use (public transportation is great for wallet and environment!). I currently work as a paralegal and make $36,000 per year before OT, but also cater for added income, and I am very simple with my spending. I have health insurance coverage and do not plan any large expenses in near future. I always pay my bills first before all else, and my credit history reflects this. My monthly budget: Salary: $2700.00 per month Mortgage/rent: $280.00 (I live with friends so rent is very cheap) Insurance: $56.00 Car expenses: $89.00 (use public transportation in Boston at $89.00 per month for train pass) Utilities: $100.00 (not part of rental agreement. Rent is one flat fee) Food, entertainment: $160.00 Clothing, household expenses $100.00 Credit cards and other loan payments: $465.00 (3 credit cards 3.99%, 12.99% and 0%) Other expenses: $39.99 Overall, I feel I am great investment, with a simple request. Feel free to ask questions.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	38
Revolving Credit Balance:	$13,072.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you arrive at your food/entertainment budget? My estimation based on my quicken history is that an average person eats about $300 /month. (I spend much more on food actually)	Thanks for q. I just averaged what I personally spend For example, I dont go out to dinner often and I make lunch and breakfast for work.

Member Payment Dependent Notes Series 367285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367285	$8,000	$8,000	15.68%	1.00%	December 19, 2008	December 21, 2011	December 21, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 367285. Member loan 367285 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,864 / month
Current employer:	Self-employed	Debt-to-income ratio:	22.49%
Length of employment:	16 years 10 months	Location:	Henderson, CO

Home town:	Topeka
Current & past employers:	Self-employed
Education:	University of Kansas Main Campus, Washburn University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off credit card debt that has drifted from low interest to high interest due only to the lenders' greed. I have not missed or been late on a debt payment in many years, and have a good six-figure income. Nevertheless, once credit card companies get their hooks into you, they jack the interest rate up. I am tired of it, and want to get fair interest rates instead. All of the requested funds will go directly to pay off current debt.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,496.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367313	$8,000	$8,000	15.05%	1.00%	December 22, 2008	December 21, 2011	December 21, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 367313. Member loan 367313 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.07%
Length of employment:	n/a	Location:	Carlisle, PA

Home town:	lebanon
Current & past employers:	Bon Ton
Education:	Shippensburg

This borrower member posted the following loan description, which has not been verified:

I'm currently paying the minimums on several credit cards and I'm making very little progress. This loan request is intended to shorten the process of eliminating the credit card debt while simultaneously increasing my credit score and establishing a relationship with p2p lending. The cards that I intend to eliminate are from reputable lenders such as Bank of America ($5500). My interest rates are high because of inaccurate information on my credit report. I have not been late on ANY credit payment since March, 2002 when I was changing jobs....and even that payment was made on time but wasn't credited until the following day.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,229.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just wondering why your "Current Employer" and "Length of Employment" entries are "N/A"? Thanks,	The lack of information in those fields was a function of the application process. I am a retail manager. I work for Macy's. I was hired as a manager by Macy's in March of 1999. I left the company for a more senior position with the Bon Ton before coming back to Macy's.

Member Payment Dependent Notes Series 367352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367352	$10,000	$10,000	13.79%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$1,400

                This series of Notes was issued upon closing and funding of member loan 367352. Member loan 367352 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	WEST HORIZON ADVENTURES	Debt-to-income ratio:	21.99%
Length of employment:	3 years 5 months	Location:	PARKER, CO

Home town:	Denver
Current & past employers:	WEST HORIZON ADVENTURES, SK&T INTEGRATION
Education:	DU

This borrower member posted the following loan description, which has not been verified:

I would like this loan to consolidate a few credit cards and a installment agreement on some business taxes. I'm actually in the finance business and think this is a great program. If you have any questions please contact me.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	72
Revolving Credit Balance:	$6,641.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just looking for some clarification. Your profile states you are in Colorado and you?re employed at West Horizon Adventures. I too am in Colorado and don?t believe there is a West Horizon Adventures here, aren?t they based out of Calf? Do you work remotely or commute for work? Thanks so much for your reply.	The company I work for actually owns a couple of Oreck vacuum stores. I work there as a store manager. My husband also has a special finance consulting business.

Member Payment Dependent Notes Series 367379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367379	$4,800	$4,800	12.21%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$425

                This series of Notes was issued upon closing and funding of member loan 367379. Member loan 367379 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	PainePR	Debt-to-income ratio:	3.99%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:	Gainesville
Current & past employers:	PainePR
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting this loan to take care of some unplanned vet expenses for my dog.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What happened to your dog?	A variety of problems due to pituitary tumor and old age. Unfortunately, because he was an older rescue dog with an unknown history, I was unable to find pet insurance willing to cover him.
Can you explain the delinquency in the last year?	Sure, the delinquency I had this year was due to me submitting an expense report too late which caused me to make a late payment on my credit card.

Member Payment Dependent Notes Series 367384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367384	$10,000	$10,000	11.26%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 367384. Member loan 367384 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Stop and Shop Co.	Debt-to-income ratio:	6.15%
Length of employment:	23 years	Location:	New Britain, CT

Home town:
Current & past employers:	Stop and Shop Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to help pay for a remodeling project in my home. I am finishing off the basement and garage addition for my son who is moving in with me. He just recently went through a rough divorce and has custody of his two girls. We've decided as a family that it would be best for him and I can help with the kids. I had initially planned on using money from my retirement account, but as we all know the market has been very bad and it was not an option. A friend of mine reccomended that I look into the Lending Club. I've decided to give it a try.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367392	$8,000	$8,000	11.58%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$600

                This series of Notes was issued upon closing and funding of member loan 367392. Member loan 367392 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	9.48%
Length of employment:	7 years 5 months	Location:	SAN FRANCISCO, CA

Home town:	HONG KONG
Current & past employers:	TIEN TIEN FOOD CO, Bank of America Corp.
Education:	COGNITIO COLLEGE, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

For the wedding expense

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,058.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367404	$7,500	$7,500	13.16%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$1,450

                This series of Notes was issued upon closing and funding of member loan 367404. Member loan 367404 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Boyken International	Debt-to-income ratio:	21.50%
Length of employment:	1 year 8 months	Location:	Orlando, FL

Home town:	Orlando
Current & past employers:	Boyken International
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this money will be used to help us (my brother and I) in our real estate investing business. We are currently helping homeowners who are facing foreclosure. We help those who upside down on their mortgage and facing foreclosure by negotiating a short-sale with the bank and selling their property to a buyer or another investor for a $20,000-$50,000 profit. We also help homeowners who have equity in their home save their house from foreclosure by bringing their mortgage current and agreeing to share the equity in the property. The service we provide saves people in tough times and protects their credit so that they can buy a house again in the future. We also help them with costs that they don't currently have the cash for. This money will be able to help us with the upfront money to help bring mortgages current and help homeowners with their utilities and other expenses while we negotiate a short-sale with their mortgage company. My Personal Situation: I have never over extended myself and always paid my bills on time. I also pay my credit cards in full nearly every month. I currently have a full-time M-F job as an administrative assistant. I love what I do, but I would love to be able to create my own schedule, so when I am comfortable with the longevity of the income that we are creating in our real estate investing ventures, I will be able to devote my efforts to that full-time without fear. I am working with my brother who has been in business for 5 years. I am blessed to be able to work with him and to able to help people who are facing tough times in this tough economy. Thank you for considering funding our investments!

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367414	$10,000	$10,000	14.11%	1.00%	December 23, 2008	December 22, 2011	December 22, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 367414. Member loan 367414 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo bank	Debt-to-income ratio:	21.32%
Length of employment:	10 years	Location:	TARZANA, CA

Home town:	Guatemala
Current & past employers:	Wells Fargo bank
Education:	Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I need to consolidate a personal loan that I have for a better rate

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,168.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367428	$9,950	$9,950	11.26%	1.00%	December 23, 2008	December 22, 2011	December 22, 2012	$4,300

                This series of Notes was issued upon closing and funding of member loan 367428. Member loan 367428 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Self EMP	Debt-to-income ratio:	10.07%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	Miami
Current & past employers:	Self EMP
Education:	Licensed Insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own.My goal is to Get away from organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,676.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your Home Mortague an Option Arm or Alt-A (Low Doc/No Doc) type of loan? Please explain	No, Full docs 30yr fixed
You mention outside investment (other than this loan), and having a business plan prepared. How do we go about contacting you for that information?	You may contact me directly (954)394-2600
Hi, why would you need to borrow $9,950 with a monthly income of $15K? Also, I seem to recall seeing a loan request with the same wording about one month ago. However, this says that the application is from 12/8. Have you applied before? How come?	The total loan amount requested on 12/8 was 24,000 I was lent a total of 14,000. I was allowed to re post my listing for the balance that was not funded at that time.

Member Payment Dependent Notes Series 367433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367433	$12,000	$12,000	11.58%	1.00%	December 23, 2008	December 23, 2011	December 23, 2012	$5,000

                This series of Notes was issued upon closing and funding of member loan 367433. Member loan 367433 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,226 / month
Current employer:	SCHOOLSFIRST FEDERAL CREDIT UNION	Debt-to-income ratio:	3.53%
Length of employment:	5 years	Location:	YORBA LINDA, CA

Home town:	HUNTINGTON PARK
Current & past employers:	SCHOOLSFIRST FEDERAL CREDIT UNION, CAL NATIONAL BANK
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

Good afteroon. I am interested in paying off 2 credit cards and an overdraft protection loan that is attached to my checking account. I have always been financially responsible and it troubles me greatly to ask for help. I have a 2003 Nissan Xterra that is paid off and can be used as collateral, if need be. I would like to have one monthly fixed payment for this debt. As with a lot of companies, times are hard financially and where I work is no exception. We all had to forego an annual bonus which I depended on to pay off the debt I accrued. I am hoping that next year will be better and that I would receive a bonus and payoff this loan. I am a single parent of 2 children, one who is a Junior in college and will someday be taking care of her mother! :) I would truly appreciate it if someone would be willing to take a chance on me. You have my word that you will not regret it! Thank you for taking the time to read my story! Have a wonderful day!

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,826.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your story is similar to those of many other hard working Americans, and I'd love to help out. However, how can I be sure you are willing and able to pay this loan back?	I appreciate the concern of your question and I would feel the same way if I was a lender! All I can give you is my word and if we ever met, a HANDSHAKE, which in the old days was as good as gold! I have always been financially responsible and my credit report can attest to that. I am a Manager in a credit union and I have been in the financial industry for over 21 years, so I know the importance of "always pay back, always on time". I would also be willing to add a lienholder to my vehicle which is paid in full and the KBB is at appx. $9000.00 which could be used as collateral. I am hoping to pay the whole loan off in 2010! I appreciate you taking the time to read this and I thank you for your consideration!

Member Payment Dependent Notes Series 367464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367464	$10,000	$10,000	9.32%	1.00%	December 22, 2008	December 22, 2011	December 22, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 367464. Member loan 367464 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FOLIOfn, Inc.	Debt-to-income ratio:	7.81%
Length of employment:	3 years 1 month	Location:	Arlington, VA

Home town:
Current & past employers:	FOLIOfn, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm planning on getting started on my MBA next fall with night classes. The funds are to pay for expenses like books, GMATs, a new computer and the partial tuition payments.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,001.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living and will you keep the same job/employer after your MBA	I am a Product Manager and I will definitely keep the same job while I get the MBA and stay with them after.

Member Payment Dependent Notes Series 367597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367597	$6,000	$6,000	14.74%	1.00%	December 23, 2008	December 23, 2011	December 23, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 367597. Member loan 367597 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	R L Maxwell and Assoc	Debt-to-income ratio:	22.17%
Length of employment:	16 years	Location:	SAINT LOUIS, MO

Home town:	Belleville
Current & past employers:	R L Maxwell and Assoc
Education:	Eatern Illinois University

This borrower member posted the following loan description, which has not been verified:

Pay off two credit cards.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,295.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the 8 inquiries over the last 6 months? Do you have any pending loans outside of Lending Club?	I do not have any loans pending. I've been looking for the best possible means to consolidate this debt. I declined a few options, one being a home equity loan. This is the only loan I'll be obtaining.

Member Payment Dependent Notes Series 367599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367599	$10,200	$10,200	9.63%	1.00%	December 23, 2008	December 23, 2011	December 23, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 367599. Member loan 367599 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	15.46%
Length of employment:	n/a	Location:	Bozeman, MT

Home town:
Current & past employers:
Education:	Seattle University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business which requires specialized equipment to be purchased. This loan will enable us to purchase the remaining equipment we need to bring this company to life. We will offer services and products to our customers currently unavailable in our region and grow into a national customer base. Our use of high tech digital imaging for Virtual Web Based Environments, Architectural Design, and various complex Photographic/Graphic Composite Imaging will bring this company to the forefront of this emerging industry. Our safe plan for slow growth while we build our reputation and customers will allow us to keep our current jobs and income until the appropriate time to bring our company online as a rapidly growing and expanding business. Your help to bring our dream to life is appreciated.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,303.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm trying to understand your business better. Is this a Brick and Mortar store or an online business? What experience do you have in this industry? Do you have customers lined up?	Thank you for your interest. My startup is neither a store nor an online business. We will work directly with our customers face to face. The products we are marketing require interaction with customers to establish the image they would like to portray. Our customers are real estate developers, architects, high end real estate, events, hotels, resorts; anyone who will benefit from high resolution immersive experiences on their websites or in stand alone programs. Our products allow people to experience a location and "walk through" it's buildings and grounds. The equipment we have acquired already and the final pieces we need from this loan will enable us to offer companion products to our VR customers such as panoramic photographs for their websites and advertising. Together with my partners we have photographic/digital imaging experience that comes from multiple generations in my family and website development experience from my partners current occupation. We spoke with potential customers in our region to see if there would be a demand before we decided to go ahead with the plan. We are excited about our plan and the beauty of it really shines when you consider after all the equipment is acquired our only expense will be our own time. While we are expanding our customer base we can retain our current income until we have a need to switch over full time.

Member Payment Dependent Notes Series 368107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368107	$1,250	$1,250	10.95%	1.00%	December 19, 2008	December 26, 2011	December 26, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368107. Member loan 368107 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	5.18%
Length of employment:	2 years 3 months	Location:	BOSTON, MA

Home town:
Current & past employers:	Bank of America Corp., JPMorgan Chase & Co., MetLife Inc.
Education:	New England College of Finance

This borrower member posted the following loan description, which has not been verified:

I am attempting to obtain a better rate on a retail store credit card which I intend to pay-off completely. The interest rate is over 25% and this makes financial sense to refinance the debt.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,652.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a $500 to $1000 emergency fund in a savings account so you don't have to use credit cards for unexpected expenses? Do you have a written expense and savings plan (budget)?	Thank you for your inquiry. I have over $25,000 in emergency savings to save for unplanned emergencies such as a job loss. My mortgage is $3,000 per month, so I only feel comfortable with a minimum of $15,000 to support living expenses should something happen.

Member Payment Dependent Notes Series 368216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368216	$14,500	$14,500	12.84%	1.00%	December 22, 2008	December 27, 2011	December 27, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368216. Member loan 368216 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,792 / month
Current employer:	Dallas Independent School District	Debt-to-income ratio:	14.24%
Length of employment:	2 years	Location:	DALLAS, TX

Home town:	Moore
Current & past employers:	Dallas Independent School District
Education:	The University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a consolidation loan because I have racked up short-term debt while going through graduate school. I am ready and able to pay this off in a timely manner so that I can move forward with my financial goals. Thank you...

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,511.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a full-time teacher or administrator with a regular yearly contract? Are you filling a full-time position or a short-term position? What do you teach or administer?	Hello, Dr. Silver Fox, Thank you for your interest. I am a second-year, full-time high school English teacher with a two-year contract worth approximately 45-50K (including summer school and stipends) a year. I plan to move into an administrative position in the next two or three years. -Mike Gee

Member Payment Dependent Notes Series 368371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368371	$1,600	$1,600	15.05%	1.00%	December 22, 2008	December 28, 2011	December 28, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368371. Member loan 368371 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	National Safety Council	Debt-to-income ratio:	14.15%
Length of employment:	6 months	Location:	Orlando, FL

Home town:	Pawhuska
Current & past employers:	National Safety Council, PODS, Alorica
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

Buying a new Scooter

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,603.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368394	$1,150	$1,150	10.95%	1.00%	December 22, 2008	December 28, 2011	December 28, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368394. Member loan 368394 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	LAWRENCE BERKELEY NATIONAL LABORATORY	Debt-to-income ratio:	7.75%
Length of employment:	3 years 6 months	Location:	LAFAYETTE, CA

Home town:	Toronto
Current & past employers:	LAWRENCE BERKELEY NATIONAL LABORATORY, SILICON VALLEY COLLEGE, INCYTE GENOMICS
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Even though I hadn't missed a payment or been late, my credit card company jacked up the interest rate really high after we charged our holiday vacation on the card and didn't pay it off in one billing cycle. We wished to make payments on our balance at our previous rate, and we just feel taken advantage of by the credit card company. Isn't the government lowering interest rates in order to make credit more available? It's certainly not trickling down to us; rather the opposite! So we'd very much prefer to pay our interest to private individuals rather than the pirates.

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,907.00	Public Records On File:	1
Revolving Line Utilization:	54.30%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368461	$2,800	$2,800	13.47%	1.00%	December 19, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368461. Member loan 368461 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,382 / month
Current employer:	Stanford Hospital R.T. Fisher Educational Enterprises Inc.	Debt-to-income ratio:	16.71%
Length of employment:	3 years 8 months	Location:	SAN LEANDRO, CA

Home town:	Anaheim
Current & past employers:	Stanford Hospital R.T. Fisher Educational Enterprises Inc., Stanford Hospital
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for a winter trip to Paris and Amdsterdam with a tour group and my closest friends. I had never intended to fund this trip with a loan--I had been planning this trip for almost 3 years and had been saving up for it. Unfortunately, the increased cost of living this summer forced me to dip into my savings. I had to move into a cheaper apartment within my budget and adjust my living expenses accordingly. In doing so I had used up a significant portion of my savings. I am now living comfortably and within my budget, but I cannot afford to join my friends on this trip which is this month! I have had a steady job for four years and I make enough in order to pay off this loan in less than 3 months. This trip is coming at a time when I am just rebuilding my savings, and so without this loan I cannot not afford to go on my dream vacation. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,275.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368523	$5,000	$5,000	9.32%	1.00%	December 22, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368523. Member loan 368523 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	university of south carolina	Debt-to-income ratio:	18.75%
Length of employment:	35 years	Location:	leesville, SC

Home town:
Current & past employers:	university of south carolina
Education:

This borrower member posted the following loan description, which has not been verified:

I am helping my daughter pay for graduate school.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368555	$4,000	$4,000	9.32%	1.00%	December 19, 2008	December 29, 2011	December 29, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368555. Member loan 368555 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	GR Sponaugle and Sons	Debt-to-income ratio:	20.50%
Length of employment:	11 years 3 months	Location:	Mechanicsburg, PA

Home town:	Hershey
Current & past employers:	GR Sponaugle and Sons, H & H Service Company
Education:	UTI (Universal Technical Institute)

This borrower member posted the following loan description, which has not been verified:

replacing carpet steps in my home w/ wood. Also updating rails and posts w/ new. Contractor quoted and is installing... Don't want to wait till my tax return, would like to start this project now.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,337.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368995	$1,500	$1,500	11.89%	1.00%	December 22, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368995. Member loan 368995 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	billndeb Harrison Trucking	Debt-to-income ratio:	18.13%
Length of employment:	2 years	Location:	Manhattan, MT

Home town:
Current & past employers:	billndeb Harrison Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

We have gotten 3,000.00 from Prosper for this wedding and now it has become twice as big as expected. We just need to borrow 1,500.00 more for the cost of having so many guests. We prefer to borrow here where the interest rate is much lower than elsewhere. We are very happy with the loan we got from prosper, but they are no longer loaning as they were before. Thanks

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,573.00	Public Records On File:	1
Revolving Line Utilization:	67.70%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 10 dated December 23, 2008